UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 20, 2015

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1015 31st St. NW, Washington, District of Columbia	20007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 20, 2015, Cogent Communications Group, Inc. (“Cogent”), a wholly owned subsidiary of Cogent Communications Holdings, Inc. (the “Company”), completed an offering of $250 million in aggregate principal amount of its 5.375% Senior Secured Notes due 2022 (the “Notes”).  The net proceeds from the offering were approximately $248.7 million after deducting discounts and commissions and estimated offering expenses.  The net proceeds from the offering, plus cash on hand, were used to satisfy and discharge the indenture governing Cogent’s $240 million outstanding aggregate principal amount of 8.375% Senior Secured Notes due 2018. The Notes were issued by Cogent and are guaranteed by each of Cogent’s domestic subsidiaries, subject to certain exceptions, and the Company.  The Company’s guarantee is unsecured and the Company will not be subject to the covenants under the indenture governing the Notes.

The Notes were offered and sold only to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Act.  The Notes have not been registered under the Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes were issued pursuant to, and are governed by, an indenture, dated February 20, 2015 (the “Indenture”), among Cogent, the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.  A copy of the Indenture, together with the form of Note, are attached to this Form 8-K as Exhibits 4.1 and 4.2 and the description of the Indenture and the Notes in this report is a summary and is qualified in its entirety by the terms of the Indenture and the Notes, respectively, and is incorporated by reference herein.

The Notes were issued pursuant to the Indenture and bear interest at a rate of 5.375% per year and will mature on March 1, 2022. Cogent may issue additional notes pursuant to the terms of the Indenture and the additional notes will have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the notes issued on February 20, 2015.  Interest began to accrue on the Notes on February 20, 2015 and will be paid semi-annually on March 1 and September 1, commencing September 1, 2015, to the persons who are registered holders of the Notes at the close of business on the February 15 and August 15 immediately preceding the applicable interest payment date.

The Notes are Cogent’s senior secured obligations and are guaranteed on an unsubordinated, senior secured basis by each of Cogent’s domestic subsidiaries, subject to certain exceptions. The Notes are also guaranteed by the Company; however, the Company’s guarantee is unsecured and the Company will not be subject to the covenants under the Indenture.  The Notes will be effectively senior in right of payment to all of Cogent’s and each subsidiary guarantor’s senior unsecured obligations to the extent of the value of the collateral securing the Notes and the subsidiary guarantees.  The Notes will be equal in right of payment with Cogent’s and each subsidiary guarantor’s future unsecured indebtedness that is not subordinated in right of payment to the Notes to the extent of any insufficiency in the collateral securing the Notes and the subsidiary guarantees, including Cogent’s 5.625% Senior Notes due 2021. The Notes will rank senior in right of payment to Cogent’s and each subsidiary guarantor’s future subordinated debt, if any; and will be structurally subordinated in right of payment to all indebtedness and other liabilities of any of Cogent’s subsidiaries that are not guarantors, which will only consist of immaterial subsidiaries and foreign subsidiaries that do not guarantee other indebtedness of Cogent.  The Notes and related subsidiary guarantees are secured by first-priority liens on substantially all of the assets of Cogent and the subsidiary guarantors (subject to certain exceptions and permitted liens), all of the equity interests in any domestic subsidiary of Cogent and 65% of the equity interests of first-tier foreign subsidiaries held by Cogent and the subsidiary guarantors.  Because the Company’s guarantee is unsecured, the Company’s guarantee is not secured by any of its assets.

The terms of the Notes include covenants that restrict Cogent and its restricted subsidiaries’ ability to, among other things:

•    pay dividends and make distributions in certain circumstances;

•    repurchase or redeem stock or subordinated indebtedness;

•      make certain investments and other restricted payments;

•      incur or guarantee additional indebtedness;

•      create liens;

•               incur restrictions on the ability of the Cogent’s restricted subsidiaries to pay dividends or make other payments to Cogent;

•      merge or consolidate or transfer all or substantially all of assets;

•      enter into transactions with affiliates; and

•      transfer or sell assets.

However, the covenants provide for certain exceptions to these restrictions, including a substantial repurchase program or special dividend of up to $150.0 million under the restricted payment covenant.

Prior to December 1, 2021 (three months prior to the maturity date of the Notes), Cogent may redeem the Notes, in whole or from time to time in part, at a redemption price equal to the sum of (1) 100% of the principal amount of any Notes being redeemed plus accrued and unpaid interest, if any, to, but not including, the redemption date, and (2) a “make-whole” premium, if any, as described in the Indenture.  At any time on or after December 1, 2021 (three months prior to the maturity date of the Notes), Cogent may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date.

Upon specific kinds of changes of control accompanied by certain ratings events, Cogent must offer to purchase all outstanding Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. Additionally, if Cogent sells certain assets and Cogent does not apply the proceeds from such sale in a certain manner or certain other events have not occurred, Cogent must use the excess proceeds to offer to repurchase the Notes and certain other pari passu debt at 100% of the principal amount, plus accrued and unpaid interest to the date of purchase, if any.

The principal amount of the Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving Cogent or certain of its subsidiaries, and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the then outstanding Notes upon the occurrence of certain events of default under the Indenture.  Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of certain covenants within the periods prescribed under the Indenture; (iii) failure to comply with any other agreements in the Indenture or the security documents; (iv) a default on any indebtedness of Cogent or certain of its subsidiaries of $20.0 million or more in the aggregate that is caused by a failure to make a payment when due or results in the acceleration of such indebtedness prior to its maturity; (v) failure to pay final judgments aggregating in excess of $20.0 million (net of amounts covered by insurance) against Cogent and such judgment or judgments have not been stayed; and (vi) an indenture guarantee or security document is held to be unenforceable or invalid or a guarantor denies its obligations under its guarantee or repudiates any of its material obligations under the security documents.

Caution Concerning Forward-Looking Statements

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

4.1

Indenture related to the 5.375% Senior Secured Notes due 2022, dated as of February 20, 2015, among Cogent Communications Group, Inc., the guarantors named therein and Wilmington Trust, National Association, as trustee and collateral agent.

4.2	Form of 5.375% Senior Secured Notes due 2022 (included as Exhibit A to Exhibit 4.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

February 20, 2015	By:	/s/ David Schaeffer
		Name:	David Schaeffer
		Title:	President and Chief Executive Officer